Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of International Tower Hill Mines Ltd. of our report dated March 7, 2024, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of International Tower Hill Mines Ltd. for the years ended December 31, 2023 and 2022.

/s/ Davidson & Company LLP

Vancouver, Canada	Chartered Professional Accountants

April 9, 2024